UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2008
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300, New York, NY	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Consistent with our disclosure last year, Linda S. Auwers, who has served as Senior Vice President, General Counsel and Corporate Secretary of ABM Industries Incorporated (the “Company”), is retiring from the Company effective May 15, 2008.
On May 6, 2008, the Compensation Committee of the Board of Directors of the Company approved a bonus of $73,666.67 for Ms. Auwers in connection with her retirement from the Company on May 15, 2008. This bonus represents her target annual bonus prorated through the date of her retirement.

Item 8.01	Other Events.
On May 6, 2008, the Board of Directors of the Company elected Sarah H. McConnell Senior Vice President, General Counsel and Corporate Secretary, effective May 16, 2008. Ms. McConnell will succeed Linda S. Auwers who is retiring from the Company on May 15, 2008.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release of ABM Industries Incorporated, dated May 8, 2008, announcing the retirement of Linda S. Auwers, Senior Vice President, General Counsel and Secretary, effective May 15, 2008 and the appointment of Sarah H. McConnell to the position of Senior Vice President, General Counsel and Secretary, effective upon Ms. Auwers’s retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: May 9, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and Deputy General Counsel